UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEHR TEST SYSTEMS
(Name of Registrant as Specified in Its Charter)

________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

400 Kato Terrace, Fremont, CA  94539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 20, 2025

DATE:	Monday, October 20, 2025

TIME:	4:00 p.m., Pacific Time

PLACE:	The Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539

ITEMS OF BUSINESS	(1)	To elect six directors of the Company to hold office until the next annual meeting or the election of their successors. The six nominees are Rhea J. Posedel, Gayn Erickson, Fariba Danesh, Laura Oliphant, Geoffrey
G. Scott and Howard T. Slayen;
	(2)	To approve an amendment to the Company's 2023 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by an additional 2,500,000 shares of common stock
	(3)	To approve an amendment to the Company's Amended and Restated 2006 Employee Stock Purchase Plan
to increase the number of shares reserved for issuance thereunder by an additional 300,000 shares of common stock;
	(4)	To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 29, 2026;
	(5)	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;
	(6)	To hold an advisory (non-binding) vote on the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers;
	(7)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

WHO MAY VOTE:	Shareholders of record as of the close of business on August 28, 2025 are entitled to vote.

ANNUAL MEETING MATERIALS:

The Company’s Proxy Statement, form of proxy card and 2025 Annual Report are available at: www.aehr.com under  the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements” or at www.investorvote.com/AEHR

By Order of the Board of Directors,

GAYN ERICKSON
President and Chief Executive Officer

AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

______________________

PROXY STATEMENT

______________________

2025 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”), for use at the 2025 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on Monday, October 20, 2025 at 4:00 p.m. local time, and at any postponements, adjournments or other delays thereof. We refer to this annual meeting, as it may be postponed, adjourned or delayed, as the Annual Meeting.

At the Annual Meeting, the shareholders will be asked:

1.	To elect six directors of the Company to hold office until the next annual meeting or the election of their successors.

2.	To approve an amendment to the Company's 2023 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by an additional 2,500,000 shares of common stock.

3.

To approve an amendment to the Company's Amended and Restated 2006 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 300,000 shares of common stock.

4.	To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 29, 2026.

5.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

6.	To hold an advisory (non-binding) vote on the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers.

7.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board has fixed the close of business on August 28, 2025 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Each such shareholder will be entitled to one vote for each share of common stock, or common share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

1

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 20, 2025 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 29,968,988 shares of common stock outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Confidentiality of Votes

The Company handles proxy instructions, ballots, and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. The Company will not disclose your vote either among its employees or to third parties, except, as we deem necessary: (1) to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which the Company may forward to its management.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses.  No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes.  On all other matters, each share has one vote.

The Company is soliciting proxies for the Annual Meeting from its shareholders.  The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections who will determine whether or not a quorum is present.  If the shares present, in person and by proxy, do not constitute the required quorum, then a majority of the shares present may adjourn the meeting to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHELD,” or “ABSTAIN” are counted toward the presence of a quorum.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted as votes cast for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares represented at the Annual Meeting and entitled to vote with respect to a proposal (other than the election of directors).  In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

2

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted under applicable law to vote on a non-routine matter without instruction from the beneficial owner and the beneficial owner does not provide voting instructions to the broker on that matter. Proposals 1, 2, 3, 5, and 6 are considered non-routine matters and thus brokers are not authorized to vote your shares without instructions on such matters. Broker non-votes are not considered votes cast or entitled to vote, and thus broker non-votes will not affect the outcome of Proposals 1, 2, 3, 5, and 6.  Proxies that contain broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The Company encourages shareholders who hold their shares through brokers to provide instructions to the shareholders’ bank or brokerage firm by voting in accordance with the instructions on the voting instruction card provided by your broker. This action ensures the shares will be voted at the meeting in accordance with the shareholders’ wishes.

If you are a stockholder of record and provide specific instructions with regard to a proposal, the Company will vote your shares as you instruct on such proposal. If no instructions are indicated on your proxy, the proxy holders will vote the shares as recommended by the Board.

In their discretion, the proxy holders are authorized to vote the proxies in their discretion on any other matters that may properly come before the Annual Meeting and any continuation, postponement, or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Voting Requirements to Approve Proposals

A plurality of the votes cast is required for Proposal 1, the election of the directors, which means that the six nominees for director receiving the highest number of affirmative “FOR” votes will be elected as directors. Brokers are not authorized to vote on the election of directors without instruction from the beneficial owner. You have the option to vote “FOR” or “WITHHOLD” your vote on each nominee.  “WITHHOLD” votes and broker non-votes will have no effect on this Proposal 1.

The affirmative “FOR” vote of a majority of the shares of our common stock which are present or represented by proxy and entitled to vote on the proposal is required to (i)  approve an amendment to the Company's 2023 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance by an additional 2,500,000 shares of common stock in Proposal 2, (ii) approve an amendment to the Company's Amended and Restated 2006 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by an additional 300,000 shares of common stock in Proposal 3, (iii) ratify the appointment of BPM LLP as our independent registered public accounting firm in Proposal 4, (iv) approve, on an advisory and nonbinding basis, our executive compensation in Proposal 5, and (v) approve, on an advisory and nonbinding basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers in Proposal 6. With respect to Proposal 6, if none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by our shareholders.

If a shareholder abstains from voting on any of Proposal 2, 3, 5, or 6, that abstention will have the same effect as if the shareholder voted “AGAINST” the proposal. Brokers are not authorized to vote on non-routine matters, such as those in Proposals 1, 2, 3, 5, and 6, without instruction from the beneficial owner. Broker non-votes, if any, are not counted as votes in Proposals 1, 2, 3, 5, and 6, and thus will have no impact on those proposals. Brokers are permitted to vote on routine matters however, such as Proposal 4, the selection of BPM LLP as the Company’s independent registered public accounting firm, and thus broker non-votes are not expected on Proposal 4.

Approval of executive compensation arrangements and approval of the frequency of future advisory (non-binding) votes on executive compensation arrangements are both advisory votes. Accordingly, the voting results on Proposals 5 and 6 will not be binding on us, the Board or the Compensation Committee; however, the Compensation Committee will consider the outcome of the votes when evaluating our executive compensation principles, design and practices.

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Deadline for Receipt of Shareholder Proposals for 2026 Annual Meeting

Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in the Company's proxy materials relating to its 2026 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received by the Company no later than May 14, 2026. Notice for shareholder proposals and solicitation outside of Rule 14a-8, including for shareholder proposals for director nominees at an annual meeting, must be delivered to, or mailed and received at, the principal executive offices of the Company no later than June 22, 2026 nor earlier than May 23, 2026; provided, however, that if the date of the 2026 Annual Meeting of Shareholders is more than thirty (30) days before or more than sixty (60) days after October 20, 2026, notice by the shareholder to be timely must be delivered, or mailed and received, not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than (i) the one hundred twentieth (120th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of the 2026 Annual Meeting of Shareholders was first made by the Company.

If a shareholder submits a proposal for director nominees at a special meeting, a notice for nominations and notice of a solicitation of proxies must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day prior to such special meeting and not later than the one hundred twentieth (120th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made.

Such proposals should be delivered to Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539, Attn: Secretary.

Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders.  Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to:  Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention:  Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy.  If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting

The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by visiting the Company’s website www.aehr.com under the heading “Contact Us” and the subheading “Offices,” and selecting the legend of “Headquarters” on the map.

4

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 20, 2025

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Statement, the form of proxy card and 2025 Annual Report over the internet in lieu of mailing printed copies. This Proxy Statement, the form of proxy card and 2025 Annual Report are available on the Company’s website www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements”, or at www.investorvote.com/AEHR. We will begin mailing the Notice of Internet Availability to our shareholders of record as of the Record Date for the first time on or about September 10, 2025. This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Company’s website. We encourage you to review the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below:

Internet - Go to www.investorvote.com/AEHR.

Phone - Call us free of charge at 1-866-641-4276.

Email - Send an email to investorvote@computershare.com with “Proxy Materials Aehr Test Systems” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice, that you will receive in mail, and state that you want a paper copy of the meeting materials.

If you request an email copy, you will receive an email with a link to the current meeting materials.  You must use the number in the shaded bar on the reverse side of the Notice, that you will receive in mail, when requesting a copy of the proxy.

How to Vote

You can vote your shares via the Internet by following the instructions in the Notice. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded.  If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet even if you plan to attend the Annual Meeting.

You may be able to vote by telephone. If so, instructions are included with the Notice.  If you vote by telephone, you do not need to complete and mail a proxy card.

You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed and return it per the instructions on the card.  If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee.

You may also attend the Annual Meeting and vote in person by ballot if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting.

5

Voting results of the Annual Meeting

The Company will announce the preliminary voting results at the Annual Meeting. The Company will also disclose voting results on a Form 8-K it will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which Form 8-K will also be available on the Company’s investor relations website.

How can Shareholders Contact the Company’s Transfer Agent

You can contact our transfer agent by either writing via U.S. mail to Computershare, P.O. Box 43006, Providence, RI 02940-3006, or via courier service to Computershare, 150 Royall St., Suite 101, Canton, MA 02021, or by telephoning 1-800-962-4284 (US, Canada, Puerto Rico), 1-781-575-3120 (non-US) or via email at web.queries@computershare.com, shareholder website is www.computershare.com/investor.

Additional Matters Presented at Annual Meeting

Other than the items of business we describe in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gayn Erickson and Chris P. Siu, our President and Chief Executive Officer and Executive Vice President of Finance and Chief Financial Officer, respectively, or either of them or their substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

6

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.  The Board has nominated each of the six nominees listed below to stand for re-election to serve until the annual shareholders meeting in 2026 and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal, or death.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below.  Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director, if elected.  Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders.  The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director.  There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

The names of the nominees, ages as of May 30, 2025, and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since
Rhea J. Posedel	82	Chairman	1977
Gayn Erickson	60	President and Chief Executive Officer	2012
Fariba Danesh (2)(3)	67	Director	2021
Laura Oliphant (1)(2)(3)	62	Director	2019
Geoffrey G. Scott (1)(3)	76	Director	2020
Howard T. Slayen (1)(2)	78	Director	2008

____________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee

RHEA J. POSEDEL is a founder of the Company and has served as the Chairman of the Board since the Company’s inception in 1977.  He also served as Executive Chairman of the Company from January 2012 to March 2013.  Mr. Posedel served as Chief Executive Officer of the Company since the Company’s inception in 1977 until January 2012.  From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company.  Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation, a publicly traded aerospace and defense company, Ampex Data Systems Corporation, a digital storage manufacturer, and Cohu, Inc., a publicly traded semiconductor equipment and services company.  Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

Mr. Posedel brings to the Board senior leadership experience, industry and technical expertise, and a deep knowledge of the Company’s operations, strategy and vision.

7

GAYN ERICKSON has served as President, Chief Executive Officer and a member of the Board since January 2012. Prior to joining the Company, from February 2006 until October 2011, Mr. Erickson served as corporate officer, Senior Vice President and General Manager of the memory test business of Verigy Ltd, a publicly traded semiconductor test equipment company,.  Prior to that, he was Vice President of Marketing and Sales for Semiconductor Memory Test products at Agilent Technologies, Inc., a publicly traded global test and measurement company.  He has over 35 years of executive and general management, operations, marketing, sales and R&D program management experience, dating back to the late 1980s when he began his career in the semiconductor test industry with the Automated Test Group of Hewlett Packard Company, a publicly traded global technology company.  Mr. Erickson received a B.S. in Electrical Engineering from Arizona State University.

Mr. Erickson brings to the Board senior leadership experience, semiconductor test industry and technical expertise, and strategic business development experience.

FARIBA DANESH has been a director of the Company since May 2021. She currently serves as Chief Operating Officer at PsiQuantum Corp., a pioneering quantum computing startup based in Palo Alto, California. The company leverages silicon photonics and existing semiconductor manufacturing processes to develop the world’s first practical quantum computer. Ms. Danesh has also served as an independent board member and a member of the audit committee of Credo Technology Group Holding Ltd., a publicly traded provider of high-performance, low-power connectivity solutions, since March 2025. Prior to joining PsiQuantum in January 2021, Ms. Danesh led Glo AB, a venture-funded photonics and compound semiconductor company, as CEO for nine years. At Glo AB, she spearheaded the design and development of high-brightness semiconductor micro LEDs for consumer electronic display applications. Before this role, she was Senior Vice President and General Manager of the Fiber Optics Products Division at Avago Technologies Limited (now Broadcom Inc.), a publicly traded global technology company, where she oversaw a $400 million annual revenue photonics business with full P&L responsibility. Ms. Danesh received a B.S. in Biochemistry from Santa Clara University.

Ms. Danesh is a seasoned leader in the technology industry, bringing over 30 years of executive experience across enterprise and consumer hardware markets. Her expertise spans semiconductors, photonics, data communications, and data storage.

LAURA OLIPHANT has been a director of the Company since July 2019. From 2016 to 2018, she was the Chief Executive Officer of Translarity, Inc., a venture funded probe card company. From 2001 to 2016, she served as an Investment Director at Intel Capital, the venture capital organization of Intel Corporation, a publicly traded global semiconductor company, where she made and managed investments in the semiconductor capital equipment and materials area and received Intel’s highest award for the strategic impact of her contributions. Prior to 2001, Laura was a Process Engineer and a Supply Chain Manager in Intel’s Technology and Manufacturing Group. Dr. Oliphant is National Association of Corporate Directors (NACD), Directorship Certified® and was named to the 2022 NACD Directorship 100 for her strategic impact in the boardroom. She currently serves as a supervisory board member of BE Semiconductor Industries N.V., a publicly traded European supplier of semiconductor assembly equipment, and as an independent board member of USA Triathlon, which is the National Governing Body for triathlon and associated sports in the United States. She received a B.E. in Chemical Engineering from Manhattan University in Riverdale, New York, and Ph.D. in Chemical Engineering from the University of California, Berkeley.

As a Process Engineer and an Investment Director of the venture capital arm of one of the world’s largest semiconductor companies, Dr. Oliphant brings to the Board a broad range of experience in the semiconductor equipment space and a strong background in business development and financing and investment activities.

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GEOFFREY G. SCOTT has been a director of the Company since September 2020.  Since his retirement from Scott Asset Management in 2017, Mr. Scott has been a private investor.  From 1995 to 2017, he was President of Scott Asset Management, an investment group focused on industry leading small cap companies. From 1991 to 1995, he served as Vice President of Merrill Lynch & Co., Inc. (later acquired by Bank of America Corporation), a publicly traded global financial services company, in the Capital Markets Group.  From 1973 to 1990, he was employed by The Chase Manhattan Corporation (now known as JP Morgan Chase & Co.), a publicly traded global financial services company, in the Corporate Banking Group. He received a B.A. from Dartmouth College.

With past board experience with emerging, fast growth companies, Mr. Scott brings to the Board extensive experience both in corporate finance and as a long-term investor.

HOWARD T. SLAYEN has been a director of the Company since 2008.  Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients.  From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company.  From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand LLP), a global professional services firm providing audit, tax and consulting services, including his last position as a Corporate Finance Partner.  Mr. Slayen currently serves as a director or committee member for several non-profit organizations.  Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

As the former Vice President and Chief Financial Officer of a high-tech company, former Corporate Finance Partner for a large international accounting firm, and former chair of the audit committee of two other public technology companies, Mr. Slayen brings to the Board senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal controls and compliance.  Mr. Slayen also brings to the Board a strong background in advising high-tech companies through his prior public company board experience.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

9

Director Compensation

Gayn Erickson, an inside director of the Company who served as the Company’s President and Chief Executive Officer during fiscal year 2025, did not receive any compensation for his services as member of the Board.  An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company, and only our outside directors received compensation for their services as a director in fiscal year 2025.

Upon re-election to the Board, the Company’s Chairman will receive an annual cash retainer of $85,000 and an annual grant of RSUs totaling $160,000 vesting over two years from the date of grant. The Audit Committee Chair and the Compensation Committee Chair will each receive an annual cash retainer of $72,500 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The Corporate Governance and Nominating Committee Chair will receive an annual cash retainer of $67,500 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The other directors of the Board will each receive an annual cash retainer of $65,000 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The number of RSUs will be calculated based upon the Company’s stock price at each grant date. Each award of RSUs vests as to 1/8th of the total number of RSUs on each quarterly anniversary of the grant date, subject to continued service. All directors are required to maintain ownership of the Company’s stock equivalent to at least one year of their cash compensation. Additionally, Rhea Posedel is eligible to participate in certain of the Company’s health and welfare benefit plans.

Pursuant to the foregoing compensation arrangements, in October 2024 Rhea Posedel was granted an award of 10,589 RSUs, and each other outside director was granted an award of 9,265 RSUs.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 30, 2025 to the Company’s outside directors:

Director Compensation

		Fees Earned	Option	Stock	All Other		Total
		or Paid in	Awards	Awards	Compensation		Compensation
Name	Fiscal Year	Cash ($)	($) (1)	($) (2)	($)		($)

Fariba Danesh	2025	65,000	-	140,000	-		205,000
Laura Oliphant	2025	72,500	-	140,000	-		212,500
Rhea J. Posedel	2025	85,000	-	160,000	23,880	(3)	268,880
Geoffrey G. Scott	2025	67,500	-	140,000	-		207,500
Howard T. Slayen	2025	72,500	-	140,000	-		212,500

____________________

(1)

At the end of fiscal year 2025, the aggregate number of option awards outstanding for each director was as follows: 15,000 held by Fariba Danesh; 71,956 held by Rhea Posedel and 25,000 held by Geoffrey Scott.

(2)

The amounts reported represent the aggregate grant date fair value of RSU awards granted in the fiscal year, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in Aehr's Annual Report on Form 10-K for fiscal 2025 filed with the SEC on July 28, 2025. At the end of fiscal year 2025, Fariba Danesh, Laura Oliphant, Geoffrey Scott and Howard Slayen each held 6,906 RSUs, and Rhea Posedel held 7,892 RSUs.

(3)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $23,880.

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Board Matters and Corporate Governance

Board Meetings and Committees

The Board held a total of four meetings during the fiscal year ended May 30, 2025.   All directors attended 100% of the meetings of the Board and the committees on which they served during fiscal year 2025.

The Board has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Audit Committee currently consists of directors Oliphant, Scott and Slayen, each of whom is an independent member of the Board, as defined by the NASDAQ Capital Market (“Nasdaq”), director independence standards, as well as applicable SEC rules, as currently in effect.  The Audit Committee Chair is Howard Slayen. The Audit Committee held four meetings during the fiscal year 2025.  More information regarding the functions performed by the Committee is set forth in the section entitled “Report of the Audit Committee.”  The Audit Committee is governed by a written charter approved by the Board.  A copy of the Audit Committee charter is available on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”  The Board has determined that Mr. Slayen is an audit committee financial expert as defined by the rules of the SEC.

The Compensation Committee of the Board currently consists of directors Danesh, Oliphant and Slayen, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee Chair is Laura Oliphant. The Compensation Committee held two meetings during the fiscal year 2025.  The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company and may also form and delegate authority to subcommittees when appropriate. The Compensation Committee considers the corporate goals and objectives when evaluating executive and director compensation. It also evaluates the performance of executive officers in light of those goals and objectives when considering its recommendations. The Compensation Committee is governed by a written charter approved by the Board.  The Company maintains a copy of the Compensation Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”  More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Executive Compensation.”

The Corporate Governance and Nominating Committee of the Board currently consists of directors Danesh, Oliphant, and Scott, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.  The Corporate Governance and Nominating Committee Chair is Geoffrey Scott. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board; selects, or recommends for the selection of the Board director nominees; evaluates director compensation; reviews the composition of committees of the Board and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board and corporate officers.

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Corporate Governance and Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may consider many factors, including but not limited to the following:

•	experience in corporate management, such as serving as an officer of a public company;
•	experience as a board member of another public company;
•	professional and academic experience relevant to our industry;
•	leadership skills; and
•	experience in finance and accounting and/or executive compensation practices.

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Currently, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board.  The Corporate Governance and Nominating Committee of the Board held one meeting during the fiscal year ended May 30, 2025.  The Company maintains a copy of the Corporate Governance and Nominating Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Shareholder Recommendations

The policy of the Board and the Corporate Governance and Nominating Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board and the Corporate Governance and Nominating Committee seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.  Any shareholder recommendations proposed for consideration by the Board and the Corporate Governance and Nominating Committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

Aehr Test Systems

400 Kato Terrace

Fremont, CA 94539

Attn: Secretary

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board.  They should have broad experience at the policy-making level in business.  Members should be committed to enhancing shareholder value and should be able to devote sufficient time and resources to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other public company boards should be limited to a number that permits them, given their individual circumstances, to responsibly perform all of their duties as a director of the Company.  Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board and the Corporate Governance and Nominating Committee utilize a variety of methods for identifying and evaluating nominees for director. The Board periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board and the Corporate Governance and Nominating Committee consider various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Board considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. The Corporate Governance and Nominating Committee also reviews any candidates recommended by shareholders, provided such recommendations are submitted in writing to the Secretary of the Company, including, among other things, the recommended candidate’s name, biographical data and qualifications, and such recommendations are otherwise made in compliance with the Company’s bylaws and its shareholder nominations and recommendations policy. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board. The Board may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board.

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The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations.  This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance.  Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board.  A goal of the nomination process is for the Board to be comprised of directors with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

The Board has determined that, at May 30, 2025, each of its current directors, except for Gayn Erickson, the Company’s President and Chief Executive Officer, is independent within the meaning of the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders. Four of the six incumbent directors attended the 2024 Annual Meeting of Shareholders.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer and Chief Financial Officer.  The Code of Conduct and Ethics can be found on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”  The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight

The Board maintains a structure that currently separates the positions of Chairman of the Board and Chief Executive Officer with Rhea J. Posedel currently serving in the position of Chairman of the Board and Gayn Erickson currently serving in the position of President and Chief Executive Officer of the Company, and with an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure of a separate independent Chairman of the Board, who is also our co-founder (and former CEO until 2013) with vast and valuable knowledge of our industry and company, is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy and the knowledge and extensive experience of our leadership team. Given our independent Chairman of the Board, the Board does not have a lead independent director. The Chairman of the Board, President and Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board with information regarding the Company’s risks. The Board, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

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Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539.  Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Cybersecurity Governance

Managing cyber-risk is increasingly critical to corporate governance in today’s interconnected world. One of the key functions of our Board of Directors is informed oversight of our risk management processes, including risks from cybersecurity threats. Our Board is responsible for monitoring and assessing strategic risk exposure, and our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its cybersecurity risk oversight function directly as a whole, as well as through the Audit Committee. The Audit Committee has primary responsibility for oversight of information security risks, including fraud, vendor, data protection and privacy, business continuity and resilience, and cybersecurity risks, and provides regular updates to the Board on such matters. The Audit Committee receives regular reports from our Chief Operating Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape. Information security risk is a significant oversight focus area for the Audit Committee, as well as the entire Board of Directors.

Our Chief Operating Officer is primarily responsible for assessing and managing our material risks from cybersecurity threats. Over the course of fiscal year 2025, the Audit Committee received three separate cybersecurity briefings from our Chief Operating Officer. Our Chief Operating Officer, who leads a team responsible for enterprise-wide cybersecurity strategy, policy, standards, architecture and processes, has extensive experience and background in information technology, cybersecurity, enterprise strategy, risk management. Additionally, our Chief Operating Officer chairs our Cybersecurity Incident Response Team, which is responsible for prevention, identification, containment, eradication and remediation of cybersecurity incidents. While we have not experienced a material information security (cybersecurity) incident, we maintain an information security (cybersecurity) risk insurance policy as a matter of good practice.

Our senior management devotes considerable time and resources to conducting regular evaluations of our systems and implementing necessary enhancements to our security infrastructure to better guard against evolving cybersecurity threats. Our Security Awareness Program includes training that reinforces our information technology risk and security management policies, standards and practices, as well as the expectation that employees comply with these policies. The Security Awareness Program engages personnel through training on how to identify potential cybersecurity risks and protect the Company’s resources and information. This training is mandatory for all employees on a periodic basis, and it is supplemented by Company-wide testing initiatives.

We have not, as of the date of this proxy statement, experienced any material cybersecurity incidents that materially affected us, including our operations, business strategy, results of operations, or financial condition.

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Insider Trading Policy and Prohibition on Hedging, Pledging and Similar Transactions

Employees, directors, officers, and other individuals associated with us are subject to our Insider Trading Policy governing the purchase, sale, and other dispositions of our securities. The policy prohibits the covered individuals from purchasing or selling any of our securities while in possession of material nonpublic information and is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended May 30, 2025.

Our Insider Trading Policy also prohibits covered individuals, including our named executive officers, from (i) making short sales of our securities, (ii) engaging in transactions in puts, calls or other options or derivative instruments related to our equity securities, (iii) engaging in any hedging or similar transaction designed to hedge or offset any change in the market value of our securities and (iv) purchasing our securities on margin or pledging our securities as collateral.

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PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN

On July 2, 2025, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an amendment (the “2023 Plan Amendment”) to the 2023 Equity Incentive Plan (the “2023 Plan”) to (i) increase the number of shares authorized thereunder by an additional 2,500,000 shares of common stock, and (ii) correspondingly increase by 2,500,000 shares the limit on the number of shares that can be issued under the 2023 Plan pursuant to the exercise of “incentive stock options.”

The Board of Directors is proposing that shareholders approve the 2023 Plan Amendment to ensure that a sufficient number of shares are available to make meaningful equity grants under the 2023 Plan.  In determining the number of additional shares to reserve, the Board of Directors considered the shares available for issuance, historical annual grant rate, and estimated future annual grants.

Background on Share Request

We expect the additional number of shares under the 2023 Plan Amendment to provide us with enough shares for awards for at least the next three years, assuming we continue to grant awards consistent with our current practices and historical usage. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2023 Plan could last for a shorter or longer period than we have anticipated.

If shareholders do not approve the 2023 Plan Amendment, we will be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

In light of the factors described above and the key equity metrics set forth below, our Board of Directors has determined that the size of the share reserve increase under the 2023 Plan Amendment is reasonable and appropriate at this time.

Key Equity Metrics

On the Record Date, the Company had an aggregate of 29,968,988 shares of common stock outstanding, and a total of approximately 278,606 shares of common stock reserved for issuance and available for future grants under the 2023 Plan (assuming target-level achievement for any outstanding awards subject to performance-based conditions). As of the Record Date, there were approximately 588,041 options with a weighted average exercise price of $4.55 and 1,127,812 RSUs outstanding under the 2023 Plan.

The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in requesting the number of additional shares under the 2023 Plan:

Fiscal Year	Options Granted	RSUs Granted	Total Granted (1)	Weighted Average # of Shares	Burn Rate (2)

2023	110,185	309,030	419,215	27,784,738	1.51%
2024	4,500	220,891	225,391	28,817,914	0.78%
2025	-	634,269	634,269	29,580,682	2.14%

____________________

(1)	Total number of shares granted in a particular fiscal year includes all options and RSUs granted during such fiscal year.

(2)

The “Burn Rate” measures how quickly we use shares and is calculated by dividing (a) the number of shares subject to equity awards granted during the applicable fiscal year by (b) the weighted average number of shares of our common stock outstanding during the applicable fiscal year.

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Summary of the 2023 Plan

A summary of the principal provisions of the 2023 Plan is set forth below. The summary is qualified by reference to the full text of the 2023 Plan.

Administration

The Compensation Committee (or, with respect to awards to non-employee directors, our Board) (together, the “administrator”) is charged with the general administration of the 2023 Plan. The 2023 Plan provides that, subject to certain limitations, our Board and the Compensation Committee may from time to time delegate its authority to grant awards to a committee consisting of one or more members of our Board or the Compensation Committee or one or more of our officers. Subject to the terms and conditions of the 2023 Plan, the administrator has the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine when awards can be settled in cash, shares, or other property or whether an award may be cancelled, forfeited or surrendered; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2023 Plan. The administrator is also authorized to adopt, amend or repeal rules relating to the administration of the 2023 Plan.

Eligibility

Persons eligible to participate in the 2023 Plan include all members of the Board (currently comprised of five non-employee directors), and approximately 100 employees of the Company and its subsidiaries, in each case, as determined by the administrator of the 2023 Plan. Only employees may be granted incentive stock options (“ISOs”) under the 2023 Plan.

Shares Available and Limitations on Awards

If our shareholders approve the 2023 Plan Amendment, the maximum number of shares authorized for issuance under the 2023 Plan will be equal to 4,000,000 shares of our common stock, and the maximum number of shares that may be issued under the 2023 Plan upon the exercise of ISOs will be 4,000,000.

In addition, if all or any part of an award under the 2023 Plan or the 2016 Equity Incentive Plan (the “2016 Plan”) expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring the underlying shares at a price not greater than the price paid by the participant for such shares or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the 2023 Plan. Additionally, shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award of RSUs or restricted stock under the 2023 Plan or the 2016 Plan shall become or again be available for awards under the 2023 Plan. Additionally, the following items are not counted against the shares available for issuance under the 2023 Plan: (i) the payment of dividend equivalents in cash in conjunction with any outstanding awards; (ii) any awards that are settled in cash rather than by the issuance of shares; and (iii) shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries, except shares acquired upon the exercise of ISOs will count against the maximum number of shares that may be issued under the 2023 Plan pursuant to the exercise of ISOs.

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The following types of shares are not added back to the shares available for issuance under the 2023 Plan: (i) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (ii) shares tendered by a participant or withheld to satisfy any tax withholding obligation with respect to an option or SAR; (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise; and (iv) shares purchased on the open market with the cash proceeds from the exercise of options.

Under the 2023 Plan, the sum of any cash or other compensation and the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all awards under the 2023 Plan that may be granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $750,000. However, the administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

As of the Record Date, the closing price of a share of our common stock on Nasdaq was $27.05.

Awards

The 2023 Plan provides that the administrator may grant or issue stock options (both nonqualified stock options (“NSOs”) and ISOs), SARs, restricted stock, RSUs, performance bonus awards, performance stock units, and dividend equivalents or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award.

•	Nonqualified Stock Options provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

•	Incentive Stock Options are designed in a manner intended to comply with the provisions of Section 422 of the Code and subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2023 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, dividends will not be paid until the restrictions are removed and the vesting conditions are met.

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•	Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2023 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2023 Plan are settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

•	Performance Bonus Awards and Performance Stock Units are denominated in cash or share/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

•	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended without the approval of our shareholders to (i) reduce the exercise price per share of outstanding options or SARs or (ii) cancel outstanding options or SARs in exchange for cash or other awards when the exercise price of such option or SAR exceeds the fair market value of the underlying shares.

Awards Subject to Clawback

All awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant) granted under the 2023 Plan are subject to our clawback policy.

Adjustment Upon Certain Events

The administrator has broad discretion to take action under the 2023 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, change in control events, and other corporate transactions. Notwithstanding the foregoing, in the event of a change in control, the administrator may take any action with respect to outstanding awards as it deems appropriate. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the administrator will make equitable adjustments to the 2023 Plan and outstanding awards.

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If the successor corporation in a change in control does not assume or substitute for an award under the 2023 Plan with substantially equivalent terms, the award will fully vest and the holder will have the right to exercise all of his or her outstanding options and SARs, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or SAR is not assumed or substituted in the event of a change in control, the administrator will notify the participant that the option or SAR will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or SAR will terminate upon the expiration of such period.

With respect to awards under the 2023 Plan granted to a non-employee director, in the event of a change in control, the director will fully vest in and have the right to exercise options and/or SARs as to all of the shares underlying such award, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Foreign Participants, Transferability, and Participant Payments

The administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. Except as the administrator may determine or provide in an award agreement, awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2023 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2023 Plan, the administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the administrator deems suitable, or any combination of the foregoing.

Plan Amendment and Termination

The administrator may amend, suspend, or terminate the 2023 Plan at any time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent.

No ISOs may be granted pursuant to the 2023 Plan after the tenth anniversary of the date the Board approved the 2023 Plan. Any award that is outstanding on the termination date of the 2023 Plan will remain in force according to the terms of the 2023 Plan and the applicable award agreement.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•	Nonqualified Stock Options. If a participant is granted an NSO under the 2023 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

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•	Incentive Stock Options. A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our common stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•	Other Awards. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•	Limitation on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

•	Section 409A of the Code. Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

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New Plan Benefits

Other than with respect to annual grants of RSUs to our non-employee directors (reflected in the table below), all future awards under the 2023 Plan are subject to the discretion of the administrator and are not currently determinable, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2023 Plan. Therefore, the table below provides information only for our non-employee directors.

Name and Position	Dollar Value ($)		Number of Shares (#)
Named Executive Officers
Gayn Erickson	-		-
President and Chief Executive Officer
Chris P. Siu	-		-
Executive Vice President of Finance, Chief Financial Officer
Adil Engineer	-		-
Chief Operating Officer
All current executive officers as a group	-		-
All current directors and nominees for director who are not executive officers as a group	720,000	(1)	(2)
All employees who are not executive officers as a group	-		-

(1)

Each non-employee director then-serving on our Board of Directors will be awarded RSUs on the date of our Annual Meeting with a value on the date of grant of $140,000 (or, for the Chairman of the Board, $160,000).

(2)

The aggregate number of RSUs to be granted to non-employee directors is not included in the table above because the number of RSUs will depend on the per share closing price of our common stock on the date of grant.

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Historical Grants Under the 2023 Plan

The following table provides summary information regarding the number of shares of our common stock subject to awards granted under the 2023 Plan to certain persons since the 2023 Plan’s initial adoption date through the Record Date.

Name and Position	Number of Shares Underlying Options (#)	Number of shares Underlying RSUs (#)(1)
Named Executive Officers
Gayn Erickson	-	428,272
President and Chief Executive Officer
Chris P. Siu	-	128,185
Executive Vice President of Finance, Chief Financial Officer
Adil Engineer	-	83,563
Chief Operating Officer
All current executive officers as a group	-	950,087
Nominees for election as director who are not executive officers
Fariba Danesh	-	22,978
Laura Oliphant	-	22,978
Rhea J. Posedel	-	26,261
Geoffrey G. Scott	-	22,978
Howard T. Slayen	-	22,978
All current directors who are not executive officers as a group	-	118,173
Each associate of any such executive officer, director or director nominee	-	-
Each other person who received or is to receive 5% of awards under the plan	-	-
All employees who are not executive officers as a group	500	284,432

(1)	For any performance-based RSUs, the number of shares is calculated assuming “target” performance.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN.

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PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED

2006 EMPLOYEE STOCK PURCHASE PLAN

On July 2, 2025, the Board adopted, subject to shareholder approval at the Annual Meeting, an amendment (the “ESPP Amendment”) to the Amended and Restated 2006 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares authorized thereunder by an additional 300,000 shares of common stock.

If the ESPP Amendment is approved, the ESPP will continue to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees.  The ESPP allows our employees to buy shares of our common stock at a discount through payroll deductions.  In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to remain competitive, and we are proposing the ESPP Amendment to ensure that the Company has a sufficient reserve of shares available to attract, retain and motivate employees essential to the Company’s long-term growth and success.  If the ESPP Amendment is not approved by the Company’s shareholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term shareholders value could be adversely affected.

Background on Share Request

•	As of the Record Date, 209,594 shares remained available for purchase under the ESPP.
•	In fiscal years 2023, 2024 and 2025, the numbers of shares purchased under the ESPP were 210,765 shares, 71,722 shares, and 116,281 shares, respectively.
•	86 employees participated in the most recently completed offering period under the ESPP, purchasing 75,003 shares (with a value of $7.85 on the date of purchase) at an average purchase price of $6.6725 per share.
•	As of the Record Date, there were 99 employees eligible to participate in the ESPP, 82 of which were participating in the offering period then in progress under the ESPP.
•	We expect the additional number of shares under the ESPP Amendment to provide us with enough shares for awards under the ESPP for at least the next two years, assuming employee participation in the ESPP is consistent with historical levels. We cannot predict the future level of ESPP participation, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer period than we have anticipated.

Summary of the ESPP

A summary of the principal provisions of the ESPP is set forth below. The summary is qualified by reference to the full text of the ESPP.

General

The ESPP originally was adopted by our Board in October 2006 and approved by our shareholders on October 26, 2006.  Our Board subsequently approved the amendment and restatement of the ESPP in September 2016, which was approved by our shareholders on October 18, 2016.  The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of our common stock through contributions, generally through payroll deductions.  The ESPP permits the administrator to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Section 423 Component”) and purchase rights that do not qualify under Code Section 423 (the “Non-Section 423 Component”) pursuant to rules, procedures or sub-plans adopted by our Board or other committee (including the Compensation Committee) administering the ESPP that are designed to achieve desired tax or other objectives.

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Shares Available

If our shareholders approve the ESPP Amendment, the maximum number of shares authorized for issuance under the ESPP will be equal to 1,882,144 shares of our common stock.

Administration

Subject to the terms and conditions of the ESPP, our Compensation Committee administers the ESPP.  All questions of interpretation or application of the ESPP are determined by the administrator and its decisions are final and binding upon all participants.  The administrator has full and exclusive discretionary authority to construe, interpret, and apply the terms of the ESPP, to designate separate offerings under the ESPP, to adjudicate disputed claims under the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP.  The administrator is further authorized to adopt rules and procedures regarding eligibility to participate, the definition of “compensation,” handling of contributions, and making of contributions to the ESPP, among other responsibilities.

Eligibility

Each employee of the Company is eligible to participate in the ESPP, except that no employee will be eligible to participate in the ESPP to the extent that (i) immediately after the grant, such employee would own 5% or more of the combined voting power or value of all classes of capital stock of Aehr Test Systems or its parents or subsidiaries, or (ii) his or her rights to purchase stock under all of Aehr Test Systems’ employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as of the fair market value of the shares on the beginning of the offering period) for each calendar year.  In addition, the administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the administrator in its discretion), (iv) is an executive or officer, or (v) is a highly compensated employee under Section 414(q) of the Code.

Offering Period

Unless otherwise determined by the administrator, each offering period under the ESPP will have a duration of approximately 24 months, commencing on the first trading day on or after April 1 of each year and terminating on the first trading day on or after April 1, approximately 24 months later, and commencing on the first trading day on or after October 1 of each year and terminating on the first trading day on or after October 1, approximately 24 months later.  The administrator, in its discretion, may modify the terms of offering periods before they begin, provided that no offering period may last more than 27 months.  Each offering period will contain purchase periods during which shares may be purchased. Unless the administrator provides otherwise, purchase periods will commence on the first trading day on or after April 1 and October 1 and terminate on the first trading day on or after October 1 of the same year and April 1 of the following year, respectively.

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Participation

The ESPP permits participants to purchase shares through payroll deductions of up to 10% of their eligible compensation, which includes base straight time gross earnings and commissions (to the extent such commissions are an integral, recurring part of compensation), but exclusive of payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation.  Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with the Company terminates.  On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock at the end of each purchase period occurring during such offering period. This purchase right expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the last day of each applicable purchase period to the extent of the contributions made during such purchase period.

Purchase Price

Unless and until the administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period, subject to compliance with the Code and the terms of the ESPP.  The fair market value of our common stock on any relevant date will be the closing price of our stock as reported on the Nasdaq Capital Market.

Payroll Deductions; Payment for Shares

Contributions are accumulated throughout each purchase period, generally through payroll deductions.  The number of whole shares that a participant may purchase in each of the two purchase periods per year will be determined by dividing the total amount of a participant’s contributions during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 3,000 shares each purchase period.  During an offering period, a participant may discontinue his or her participation in the ESPP and generally may change the rate of payroll deductions in an offering period, including to cease deductions (change contribution rate to 0%) but remain eligible to purchase shares on the next purchase date with funds previously contributed.  No fractional shares will be purchased under the ESPP and any contributions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in participant’s account or refunded as soon as administratively possible after the end of the applicable purchase period.

All participant contributions are credited to the participant’s account, are generally only withheld in whole percentages and are included with Aehr Test Systems’ general funds where permissible.  Funds received by Aehr Test Systems pursuant to purchases under the ESPP will be added to the company’s general funds but will not be segregated unless required by applicable law.  A participant generally may not make additional contributions into his or her account outside the regularly established process.

Withdrawal

Generally, a participant may withdraw all of his or her contributions from a purchase period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods.  Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period.  To participate in a subsequent offering period, the participant must deliver a new subscription agreement to Aehr Test Systems.

Termination of Employment

Upon termination of a participant’s employment for any reason, he or she will be deemed to have elected to withdraw from the ESPP and the contributions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, and such participant’s right to purchase shares under the ESPP will automatically be terminated.

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Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization

In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of Aehr Test Systems, or other change in the corporate structure of Aehr Test Systems affecting our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the administrator will adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of common stock covered by each right to purchase shares under the ESPP that has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.

Dissolution or Liquidation

In the event of Aehr Test Systems’ proposed dissolution or liquidation, the administrator will shorten any offering period then in progress by setting a new purchase date and any offering periods will end on the new purchase date.  The new purchase date will be prior to the dissolution or liquidation.  If the administrator shortens any offering periods then in progress, the administrator will notify each participant in writing or electronically, prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Change in Control

In the event of a merger or “change in control,” as defined in the ESPP, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation.  In the event the successor corporation refuses to assume or substitute for the ESPP purchase rights, the administrator will shorten the offering period with respect to which such ESPP purchase right relates by setting a new purchase date on which such offering period will end.  The new purchase date will be prior to the proposed merger or change in control.  If the administrator shortens any offering periods, then in progress, the administrator will notify each participant in writing or electronically, prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the ESPP

The administrator may at any time amend, suspend, or terminate the ESPP, including the term of any offering period then outstanding.  Generally, no such termination can adversely affect previously granted rights to purchase shares under the ESPP.  The ESPP will continue until terminated by the administrator in accordance with the terms of the ESPP.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Section 423 Component complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a recipient of an award should rely on the advice of his or her legal and tax advisors.

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As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the Section 423 Component or the Non-Section 423 Component.

Tax consequences to U.S. participants in the Section 423 Component. The right of participants to make purchases under the Section 423 Component are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period in which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price and (2) the excess of the fair market value of the shares at the beginning of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Tax consequences to U.S. participants in the Non-Section 423 Component. A U.S. participant in the Non-Section 423 Component will have compensation income equal to the value of the common stock on the day he or she purchased the common stock less the purchase price.

When a participant sells the common stock he or she purchased under the Non-Section 423 Component of the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

Any compensation income that a participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the ESPP is subject to withholding for income, Medicare and social security taxes, as applicable. In addition, the compensation income is required to be reported as ordinary income to the participant on his or her annual Form W-2, and the participant is responsible for ensuring that this income is reported on his or her individual income tax return.

We are entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.

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New Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the ESPP are not determinable.  Non-employee directors are not eligible to participate in the ESPP.

Historical Grants Under the ESPP

The following table provides summary information regarding the number of shares of our common stock that have been purchased under the ESPP by certain persons since the ESPP’s initial effective date through the Record Date.

Name and Position	Shares Purchased (#)	Aggregate Purchase Price ($)
Named Executive Officers
Gayn Erickson	39,987	95,894
President and Chief Executive Officer
Chris P. Siu	4,202	35,758
Executive Vice President of Finance, Chief Financial Officer
Adil Engineer	6,182	58,864
Chief Operating Officer
All current executive officers as a group	104,414	417,251
All current directors and nominees for director who are not executive officers as a group	-	-
Each associate of any such executive officer, director or director nominee	-	-
Each other person who received or is to receive 5% of awards under the plan	-	-
All employees who are not executive officers as a group	1,203,402	3,222,347

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2006 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of the Company has selected BPM LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 29, 2026, and the Board recommends that shareholders vote for ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

Representatives of BPM LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR FISCAL 2026.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table sets forth the aggregate fees billed or to be billed by BPM LLP for the fiscal years ended May 30, 2025 and May 31, 2024:

DESCRIPTION OF SERVICES

	2025	2024
Audit Fees	$545,922	$417,459
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	32,305	15,754
Total Fees	$578,227	$433,213

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audits of the Company’s fiscal 2025 and fiscal 2024 annual consolidated financial statements and for the reviews of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods.

All Other Fees. Aggregate fees billed or to be billed for professional services rendered for review of the prospectus supplement and comfort letters.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’s independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee has delegated the authority to grant pre-approvals to the Committee Chair, when the full Audit Committee is unable to do so.  These pre-approvals are reviewed by the full Audit Committee at its next regular meeting.  In fiscal 2025, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

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PROPOSAL 5

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, also known as the Dodd-Frank Act, and the related rules enacted by the SEC, the Company is submitting an advisory “say-on-pay” resolution for shareholder consideration. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

As described in the Executive Compensation section of this Proxy Statement, the Company believes that its executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;
2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;
3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and
4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

The Company urges shareholders to read the section of this Proxy Statement captioned “Executive Compensation,” as well as the “Summary Compensation Table” and the related compensation tables and narrative that follow it. This information provides detailed information regarding the Company’s executive compensation program, policy and processes, as well as the compensation of named executive officers. The program balances medium-term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or the Board. Although this resolution is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

The Board unanimously recommends that shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Aehr Test Systems, or the Company, approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Executive Compensation section, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Shareholders.”

 Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, also known as the Dodd-Frank Act and the related rules adopted by the SEC, the Board of Directors is asking shareholders to vote on whether future advisory votes on executive compensation should occur every year, every two years, or every three years.

After careful consideration, the Board of Directors believes that submitting the advisory vote on executive compensation every year is appropriate for the Company and its shareholders. Although the Company’s compensation programs are designed to promote both a medium-term and a long-term correlation between pay and performance, the compensation of named executive officers is evaluated and approved annually.  The Board of Directors recognizes that holding annual advisory votes will provide the Company with more direct and immediate feedback on the compensation disclosures.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Company, the Compensation Committee or the Board of Directors. Notwithstanding the Board of Directors’ recommendation and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the compensation program. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD THE ADVISORY

VOTE ON EXECUTIVE COMPENSATION EVERY “1 YEAR.”

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EXECUTIVE OFFICERS

The names of the executive officers of the Company, ages as of May 30, 2025, and certain information about them as of the mailing date of this Proxy Statement are set forth below:

Name	Age	Position
Gayn Erickson	60	President and Chief Executive Officer
Chris P. Siu	54	Executive Vice President of Finance and Chief Financial Officer
Adil Engineer	48	Chief Operating Officer
Donald P. Richmond II	69	Chief Technology Officer
Vernon Rogers	58	Executive Vice President of Sales and Marketing
Alistair N. Sporck	67	Vice President, Contactor Business Unit
Alberto Salamone (1)	52	Executive Vice President, Packaged Parts Burn-in Business
Didier Wimmers (2)	63	Executive Vice President of Research & Development

____________________

(1)	Alberto Salamone began serving as Executive Vice President, Packaged Parts Burn-in Business in connection with the Company’s acquisition of Incal in August 2024

(2)	Didier Wimmers began serving as Executive Vice President of Research & Development on March 3, 2025 and replaced Avi Ray Chaudhuri, who passed away.

GAYN ERICKSON See “Proposal 1 – Election of Directors” above.

CHRIS P. SIU joined the Company as Executive Vice President of Finance and Chief Financial Officer in June 2023.  Prior to joining the Company, Mr. Siu served as Senior Vice President Finance, Corporate Treasurer and Chief Accounting Officer at Ultra Clean Holdings, Inc., a publicly traded global leading developer and supplier of critical subsystems, and ultra-high purity clean and analytical services, for the semiconductor equipment industry from May 2019 to May 2023. He is a semiconductor industry veteran, and previously held senior management roles at GlobalFoundries Inc., now a publicly traded multinational semiconductor foundry, and at Trident Microsystems, Inc., a publicly traded fabless semiconductor company. He began his career in public accounting with Ernst & Young LLP and Deloitte & Touche LLP and is a Certified Public Accountant (inactive) in California. Mr. Siu received a B.S. in Accounting from Brigham Young University in Hawaii and an M.B.A. degree from the University of California, Berkeley.

ADIL ENGINEER joined the Company as Chief Operating Officer in April 2022. Prior to joining the Company, Mr. Engineer served as Head of Operations at Tecan Group AG, a publicly traded Swiss company manufacturing medical test and diagnostic tools, devices, and solutions, where he oversaw operations for Tecan’s primary site in the U.S. for manufacturing. He started his career with semiconductor equipment company KLA-Tencor Corporation (now known as KLA Corporation), a publicly traded supplier of process control and yield management systems for the semiconductor industry, where he spent 11 years and also worked at Coherent, Inc. (now known as Coherent Corporation), a publicly traded provider of optical and laser-based technology, and Kateeva, Inc. a supplier of inkjet deposition equipment for advanced electronics manufacturing, in positions of increasing responsibility in manufacturing, manufacturing engineering, new product introduction, and supply chain. Adil has built a career in operations and supply chain and has been in the semiconductor and medical equipment field for over 20 years. Mr. Engineer received a B.S. in Chemical Engineering from TKIET, and a Graduate Certificate in Management Science and Engineering from Stanford University.

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DONALD P. RICHMOND II joined the Company as a Senior Electrical Engineer for Aehr’s Wafer Level Test and Burn-in solutions in 1998, and has held several key positions before he was appointed Chief Technology Officer in September 2023.  Prior to joining the Company, Mr. Richmond was co-founder, member of the Board, and Vice President of Operations at ChipScale Inc. (later acquired by Technology Properties Limited) / Micro SMT Inc., a leader in chip scale packaging of semiconductor ICs & discrete circuits.  Prior to that, Mr. Richmond served as president of TEAM Holdings LTD. / TEAM International LTD., a semiconductor packaging subcontractor.  Mr. Richmond has over 40 years of executive and general management, operations, customer support and R&D program management experience dating back to the mid-1970s when he began his career in semiconductor design with Signetics Corporation (later acquired by Koninklijke Philips N.V.), an electronics manufacturer.  Mr. Richmond received a B.S.E.E. Technology from DeVry Institute Arizona.

VERNON ROGERS joined the Company as Executive Vice President of Sales and Marketing in October 2018. Prior to joining Aehr, Mr. Rogers served as head of sales and marketing at Global Equipment Services, Inc. (later acquired by Averna Technologies Inc.), a provider of automation solutions for the semiconductor, electronics, and medical industries, and formerly a division of Kimball Electronics, Inc. Mr. Rogers, over the past 22 years, has held numerous senior executive sales, marketing and operations management positions, successfully building multi-channel sales distribution and support organizations at both public and start-up technology companies in the semiconductor and system level test space. His career has focused on nanoscale inspection, manufacturing, and test technologies with such leaders as LitePoint Corporation, a wireless test solutions provider (later acquired by Teradyne, Inc.), Credence Systems Corporation, a publicly traded supplier of automated test equipment (later acquired by Xcerra Corporation), NPTest Inc., a publicly traded semiconductor test equipment manufacturer, (later acquired by Credence Systems Corporation) and Schlumberger Automated Test Equipment, a division of Schlumberger Limited, a publicly traded global technology company. He also oversaw sales for FlexStar Technology, Inc., a Bay Area leader in hard disk drives (HDD) and solid-state disk drives (SSD) test and burn-in. Mr. Rogers received a B.S. in Electrical Engineering from North Dakota State University.

ALISTAIR N. SPORCK joined the Company as Vice President, Contactor Business in July 2022.  Prior to joining Aehr, Mr. Sporck ran his own company supplying various components to the probe card industry.  Mr. Sporck was Vice President of Design at FormFactor Inc., a publicly traded leading probe card supplier, for 17 years.  He began his career at LSI Logic Corporation, a publicly traded semiconductor company (later acquired by Broadcom Inc.), where he worked for 13 years in various positions in Product Engineering.  Mr. Sporck received a B.S. in Electrical Engineering from the University of California, Santa Barbara, and an M.S. in Electrical Engineering from Santa Clara University.

ALBERTO SALAMONE joined the Company as Executive Vice President, Packaged Parts Burn-in Business in August 2024. Prior to joining the Company, Mr. Salamone served as President and CEO of Incal Technology, Inc., a supplier of semiconductor burn-in and test solutions, leading the company to a significant growth in the AI Burn-In market and successfully managing the acquisition of Incal by the Company. He has been in the semiconductor industry for more than 20 years covering various executive roles. From 2016 to 2019, he served as General Manager of Elemaster USA Inc. (part of Elemaster S.p.A. and the Elemaster Group), an electronics manufacturing service company. Prior to that, he was the CEO of ELES Semiconductor Equipment S.p.A., a publicly traded Italian manufacturer of semiconductor test and burn-in equipment. Mr. Salamone holds a bachelor’s degree in electrical engineering from  Polytechnic University of Turin, Italy, an Executive MBA from LUISS Business School of Rome, Italy, an MSc in International HR Management from Cranfield Business School, UK, an MSc in Behavioral Science from London School of Economics, UK, and a Certificate of Management Excellence from Harvard University.

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DIDIER WIMMERS joined the Company as Executive Vice President, Research and Development in March 2025. Prior to joining the Company, Mr. Wimmers held executive engineering management positions at Schlumberger Automated Test Equipment, a division of Schlumberger Limited, a publicly traded global technology company; NPTest, Inc., a publicly traded semiconductor test equipment manufacturer (later acquired by Credence Systems Corporation); Credence Systems Corporation, a publicly traded supplier of automated test equipment (later acquired by Xcerra Corporation); FormFactor, Inc., a publicly traded leading supplier of advanced probe cards for the semiconductor industry; Altera Corporation,  a publicly traded programmable logic device manufacturer (later acquired by Intel Corporation); Thin Film Electronics ASA, a publicly traded provider of end-to-end mobile business solutions; and Advantest America, Inc., the U.S. subsidiary of Advantest Corporation, a publicly traded global supplier of semiconductor test equipment. He has extensive experience in leading worldwide product development teams in the semiconductor and semiconductor test equipment industries and has built world-class engineering teams that focus on customer needs, innovation, product quality and on-time delivery. Mr. Wimmers received a Master’s degree in Electrical Engineering from INSA Lyon, France.

EXECUTIVE COMPENSATION

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;
2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;
3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and
4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and stock price.  In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States.  The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company in determining compensation.  The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives.  The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, independent advisors and consultants, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

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Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee.  The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Board, and currently consists of directors Danesh, Oliphant and Slayen, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.

reviewing and approving the annual base salary for the Company’s executive officers, as well as any other benefits, compensation or employment-related arrangements, including (i) annual or special incentive bonuses, including the specific goals and amounts, (ii) equity compensation, and/or (iii) employment agreements, severance arrangements, and change in control agreements;

2.	making recommendations to the Board with respect to incentive compensation plans, including reservation of shares for issuance under employee benefit plans;
3.	reviewing the performance of the Company’s Chief Executive Officer;
4.

making recommendations to the Board on the Company’s executive compensation practices and policies, including the evaluation of performance by the Company’s executive officers and issues of management succession.

Many of the actions take the form of recommendations to the full Board where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work.  Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options and restricted stock units (“RSUs”), to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders.  Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

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The Company also utilizes various forms of performance-based compensation, including cash bonuses, commissions, and RSUs that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) plan, and life insurance, are designed to provide support to executive officers and their families. The company terminated its Employee Stock Ownership Plan in fiscal 2025 and began to provide a matching contribution to the participants of the Company’s 401(k) plan.

Currently, the Company uses the following executive officer compensation vehicles:

•	Cash-based programs: base salary, annual bonus plan and commission plans; and
•	Equity-based programs: The 2023 Equity Incentive Plan (the “2023 Plan”), and the Amended and Restated 2006 Employee Stock Purchase Plan (“ESPP”).

These programs apply to all executive level positions, except for the commission plans, which only applies to Gayn Erickson, the President and Chief Executive Officer, and Vernon Rogers, the Executive Vice President of Sales and Marketing.  Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market.  The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences.  The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management.  The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

In fiscal 2025, the base salary amount for Gayn Erickson, Chris P. Siu, and Adil Engineer was $474,000, $349,500, $327,600, respectively.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals.  The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee.  The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a quarterly or one-year time horizon.  The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders.

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In fiscal 2025, the Company’s Compensation Committee determined the target profit-based cash bonus levels based upon the Company’s achievement of certain financial goals for Gayn Erickson, the Chief Executive Officer, Chris P. Siu, the Executive Vice President of Finance and Chief Financial Officer, and Adil Engineer, the Chief Operating Officer were $100,000, $125,000 and $45,000, respectively.  Based on the Company performance for the year, the Compensation Committee determined that Gayn Erickson, Chris P. Siu, and Adil Engineer did not earn a profit-based cash bonus for fiscal 2025. Additionally, in fiscal 2025, the Compensation Committee approved a personal performance cash bonus for Gayn Erickson, Chris P. Siu, and Adil Engineer at a target level of $294,000, $170,000 and $110,000, respectively. Based upon personal performance against fiscal 2025 milestones, the Compensation Committee awarded personal performance bonuses of $120,000, $105,000 and $91,250 to Gayn Erickson, Chris P. Siu and Adil Engineer, respectively. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Booking Commission

During fiscal 2025, Gayn Erickson was eligible to receive a booking commission based on achievement of various booking objectives or quotas for different products. Under this plan, Gayn Erickson earned $125,677 in fiscal 2025, which is included in the annual non-equity incentive plan compensation column in the Summary Compensation Table. Commissions are considered earned at the time of booking and are paid in the following month. The Company discontinued the commission program for Mr. Erickson following fiscal 2025.

Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company.  The Board determines the Company’s equity compensation guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, market data of companies in the Company’s industry.  The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year.  The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry.  The Company believes that equity awards are an important factor in aligning corporate and individual goals.  The Company utilizes equity-based compensation, including stock options and RSUs, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee has historically granted stock options and RSUs to executive officers, and in fiscal 2025, only RSUs were granted to executive officers under the 2023 Plan.  Such grants are typically made at the first meeting of the Board held each fiscal year.  The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the equity award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year.  With respect to newly hired executive officers, the Company’s standard practice is to grant RSUs (including performance-based RSUs) effective on or shortly after the executive officer’s hire date.

The Company’s Compensation Committee does not apply a formula for allocating equity awards to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of equity awards to be granted in the fiscal year.

On July 11, 2024, Gayn Erickson, Chris P. Siu, and Adil Engineer were granted awards of 63,931, 31,039 and 17,207 RSUs, respectively. Each award vests as to 1/16th of the total number of RSUs every three months after the grant date, subject to continued service. Additionally, on July 11, 2024, Gayn Erickson, Chris P. Siu, and Adil Engineer were granted awards of 77,962, 13,236, and 13,236 performance-based RSUs, respectively. Each of these awards vests as to 100% of the RSUs upon the achievement of a performance condition related to the Company’s cumulative revenue target for certain markets from the grant date to May 31, 2026, subject to continued service through the achievement date.  On the same day, Gayn Erickson, Chris P. Siu, and Adil Engineer were also granted awards of 33,818, 13,965, and 5,692 performance-based RSUs, respectively. Each of these awards have target achievement goals whereby the grantee can earn up to 200% of the original award if the maximum target goals are met. These awards vest as to 25% of the total number of RSUs based upon the Company’s achievement of certain financial goals by the end of May 30, 2025, and vest as to an additional 1/16th of the total number of RSUs every three months thereafter, over the next three years, subject to continued service through each vesting date.  Based upon the Company's actual performance against fiscal 2025 milestones, a portion of the performance-based RSUs were earned at the 200% maximum, resulting in 13,528, 5,586, and 2,276 performance-based RSUs for Gayn Erickson, Chris P. Siu, and Adil Engineer, respectively. The remaining performance-based RSUs granted in fiscal 2025 were not achieved, and 27,054, 11,172, and 4,554 performance- based RSUs were cancelled for Gayn Erickson, Chris P. Siu, and Adil Engineer, respectively.

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Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option‐like instruments to our named executive officers.

Pay for Performance/At-Risk Pay

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our shareholders. Consistent with our goal of attracting, motivating, and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our named executive officers’ interests with those of our shareholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s and other named executive officers’ compensation is “at-risk”, performance-based compensation, in the form of long-term equity awards and annual cash incentives that are only earned if we achieve measurable corporate metrics.

Fiscal 2025 Target Pay Mix

By emphasizing annual and long-term incentives, our fiscal 2025 pay mix reflects our executive compensation objectives, advances our pay-for-performance philosophy, and aligns executive officers’ interests with those of our stockholders.

The below graphics show the allocation of fiscal 2025 target total direct compensation payable to our CEO and the average fiscal 2025 target total direct compensation payable to our other named executive officers. A significant majority of fiscal 2025 target executive compensation opportunity is at-risk variable pay consistent with our focus on pay-for-performance. We consider compensation to be “at-risk” if it is subject to achievement of financial or operating performance. In fiscal 2025, 60.7% of our CEO’s target total direct compensation was at-risk compensation, and on average, 46.2% of the target total direct compensation of our other named executive officers was at-risk.

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Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s 2023 Equity Incentive Plan, and the ESPP.  The executive officers participate on the same basis as other employees, except that the Company makes payments for a supplemental insurance to cover the uninsured out-of-pocket amounts related to healthcare for the executive officers.  Other than these payments, there were no other special benefits or perquisites provided to any executive officer in fiscal 2025.  During fiscal 2025, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column.  The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan.    In fiscal 2025, the Company began to provide a matching contribution to the participants of its 401(k) plan, including the executive officers.

Severance Benefits

The Company entered into new Change in Control and Severance Agreements (each, a “Severance Agreement”) on August 31, 2024 with Mr. Erickson, Mr. Siu and Mr. Engineer, pursuant to which the executives will be entitled to severance benefits in the event of certain qualifying terminations of employment, or a termination of employment due to death or disability, as described below. Each Severance Agreement supersedes and replaces each executive’s prior change in control and severance agreement with the Company. A “qualifying termination of employment” for purposes of the Severance Agreements means an involuntary termination of the executive’s employment by the Company without “cause”, or the executive’s resignation from employment with the Company for “good reason” (each as defined in the applicable Severance Agreement). As described below, each Severance Agreement provides for enhanced severance benefits if an executive undergoes a qualifying termination of employment during a “change in control period,” which means the period beginning three months before and ending 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for Mr. Engineer) after a change in control of the Company. Payments and benefits under each Severance Agreement are contingent on the applicable executive timely providing us with (and not revoking) a general release of claims.

If Mr. Erickson, Mr. Siu or Mr. Engineer undergoes a qualifying termination of employment during a change in control period, the executive will be eligible for the following:

•	a cash payment equal to 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for Mr. Engineer) of the executive’s annual base salary;
•	a cash payment equal to 200% (for Mr. Erickson), 150% (for Mr. Siu) or 100% (for Mr. Engineer) of the executive’s target annual cash incentive opportunity for the year in which the employment termination occurs;
•	a cash payment equal to the prorated amount of the executive’s target annual cash incentive opportunity for the fiscal year in which the employment termination occurs, determined by the portion of the fiscal year during which the executive was employed by the Company;

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•	acceleration of vesting of all of the executive’s then unvested outstanding equity awards that vest solely based on continued service over time, and with respect to equity awards that vest based on the attainment of performance-based conditions that remain unsatisfied as of immediately before the employment termination, such performance-based conditions shall be deemed achieved at the greater of target or the expected attainment level based on performance as of the employment termination date, as determined by the Board or the Compensation Committee; and;
•	up to 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for Mr. Engineer) of continued healthcare coverage paid by the Company.

If Mr. Erickson, Mr. Siu or Mr. Engineer undergoes a qualifying termination of employment outside of a change in control period, the executive will be eligible to receive the following:

•	a cash payment equal to 12 months (for Mr. Erickson), nine months (for Mr. Siu) or six months (for Mr. Engineer) of the executive’s annual base salary;
•	a cash payment equal to the prorated amount of the executive’s target annual cash incentive opportunity for the fiscal year in which the employment termination occurs, determined by the portion of the fiscal year during which the executive was employed by the Company;
•	12 months’ (for Mr. Erickson), nine months’ (for Mr. Siu) or six months’ (for Mr. Engineer) accelerated vesting of unvested outstanding equity awards (with any performance-based conditions deemed achieved at target levels); and
•	up to 12 months (for Mr. Erickson), nine months (for Mr. Siu) or six months (for Mr. Engineer) of continued healthcare coverage paid by the Company.

If the employment of Mr. Erickson, Mr. Siu or Mr. Engineer terminates due to the executive’s death, the executive (and his estate) will be eligible to receive the same severance benefits the executive would be eligible for in connection with a qualifying termination of employment outside of a change in control period (described above), except for continued healthcare coverage paid by the Company.

If the employment of Mr. Erickson, Mr. Siu or Mr. Engineer terminates due to the executive’s disability (as defined in the applicable Severance Agreement), the executive will be eligible for the same severance benefits the executive would be eligible for in connection with a qualifying termination of employment outside of a change in control period (described above), except that during the 12-month (for Mr. Erickson), nine-month (for Mr. Siu) or six-month (for Mr. Engineer) period following the employment termination, the executive will continue to participate at the Company’s cost in the Company’s ArmadaCare supplemental benefits plan (or any similar replacement or successor supplemental benefits plan).

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by Section 16 of the Exchange Act are subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation. The Compensation Recovery Policy was adopted by the Board in compliance with Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules and took effect on August 14, 2023. It enables us, in the event that a material restatement of financial results is required, to recover excess amount of incentive-based compensation, including equity awards, issued to covered individuals during any of the three fiscal years immediately preceding the date of such restatement. A copy of the Compensation Recovery Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended May 30, 2025.

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Compensation of Named Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 30, 2025 and May 31, 2024 by the Company’s Chief Executive Officer, and each of the two other most highly compensated executive officers for the fiscal year ended May 30, 2025.  We refer to these executive officers as our named executive officers.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)

Gayn Erickson	2025	473,654	-	2,655,001	245,677	51,872	(4)	3,426,204
President and Chief Executive Officer	2024	459,508	-	751,870	127,742	45,317		1,384,437

Chris P. Siu	2025	349,240	-	880,002	105,000	55,531	(5)	1,389,773
Executive Vice President of Finance, Chief Financial Officer	2024	336,000	-	804,138	73,000	47,924		1,261,062

Adil Engineer	2025	327,358	-	545,993	91,250	27,644	(6)	992,245
Chief Operating Officer

____________________

(1)

The amounts reported represent the aggregate grant date fair value of RSUs granted in the respective fiscal years, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 12 of the Notes to the Consolidated Financial Statements included in the Company’s Annual report on Form 10-K for fiscal 2025 filed with the SEC on July 28, 2025. For fiscal 2025, the value of performance-based RSUs shown in the table reflects the grant-date fair value at target-level achievement. The value of such performance-based RSUs at the grant date, assuming the highest level of performance achievement, would be $2,200,008 for Mr. Erickson, $622,004 for Mr. Siu, and $371,990 for Mr. Engineer. Certain of the performance-based RSUs granted in fiscal 2025 and reported in the table were cancelled for not meeting the performance conditions. See the discussion in the Equity Compensation section above for further details.

(2)	For fiscal 2025, represents (i) amounts earned under our annual bonus and profit-sharing programs and (ii) for Messrs. Erickson, booking commissions earned.
(3)	For fiscal 2025, consists of contributions made by the Company under the 401(k) plan, health and life insurance premiums and medical costs paid by the Company.
(4)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $37,922 and the Company's contributions under the 401(k) plan in the amount of $10,178.
(5)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $41,581 and the Company's contributions under the 401(k) plan in the amount of $10,741.
(6)	Includes health and life insurance premiums and medical costs in the amount of $14,400, and the Company's contributions under the 401(k) plan in the amount of $7,450.

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Outstanding Equity Awards at Fiscal 2025 Year-End

The following table presents certain information concerning the outstanding equity awards held as of May 30, 2025 by each named executive officer.

Outstanding Equity Awards at Fiscal 2025 Year-End

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (2)
Name	Date of Grant	Exercisable (#)	Unexercisable (#)
Gayn Erickson	7/13/2021					3,231	(3)	30,824
	7/14/2022					25,775	(3)	245,894
	7/14/2022					12,891	(4)	122,980
	10/27/2023					15,774	(3)	150,484
	10/27/2023								30,431	(6)	290,312
	7/11/2024					51,944	(3)	495,546
	7/11/2024					13,528	(5)	129,057
	7/11/2024								77,962	(6)	743,757

Chris P. Siu	9/1/2023					8,759	(3)	83,561
	10/27/2023								5,167	(6)	49,293
	7/11/2024					25,219	(3)	240,589
	7/11/2024					5,586	(5)	53,290
	7/11/2024								13,236	(6)	126,271

Adil Engineer	4/6/2022	36,155	13,257	$9.45	4/6/2029
	4/6/2022	29,365	6,223	$9.45	4/6/2029
	10/27/2023					3,956	(3)	37,740
	10/27/2023								5,167	(6)	49,293
	7/11/2024					13,981	(3)	133,379
	7/11/2024					2,276	(5)	21,713
	7/11/2024								13,236	(6)	126,271

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_______________________

(1)

Stock options vest and become exercisable as to 1/48th of the underlying shares each month after the date of grant, with full vesting occurring on the fourth anniversary of the date of grant, subject to continued service through the applicable vesting date.

(2)	Market value was based on the closing price of the Company’s Common Stock on May 30, 2025 of $9.54.

(3)

RSU awards vest as to 1/16th of the total number of RSUs every three months after the date of grant, with full vesting occurring on the fourth anniversary of the date of grant, subject to continued service through the applicable vesting date.

(4)

RSU awards vested as to 25% of the total number of RSUs on May 31, 2023 based upon the Company’s achievement of certain financial goals, and vest as to an additional 1/16th of the total number of RSUs every three months thereafter, over the next three years, subject to continued service through the applicable vesting date.

(5)

Performance-based RSUs have target achievement goals whereby the grantee can earn up to 200% of the original award if the maximum target goals are met. These awards vest as to 25% of the total number of RSUs based upon the Company’s achievement of certain financial goals by the end of May 30, 2025, and vest as to an additional 1/16th of the total number of RSUs every three months thereafter, over the next three years, subject to continued service through each vesting date. Based upon Company's actual performance against fiscal 2025 milestones, the performance component of these awards were earned at the 200% maximum.

(6)

Performance-based RSU award will vest as to 100% of the RSUs upon the achievement of a performance condition related to the Company’s cumulative revenue target for certain markets from the grant date to May 31, 2026, subject to continued service through the achievement date. As of May 30, 2025, the performance condition was not yet satisfied.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of May 30, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousand) (a)		Weighted average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousand) (c)
Equity compensation plans approved by shareholders	1,309	(1)	$4.47	(2)	1,011	(3)
Equity compensation plans not approved by shareholders	-		-		-
Total	1,309	(1)	$4.47	(2)	1,011	(3)

(1)

Amount includes shares of common stock issuable under our 2016 Equity Incentive Plan and 2023 Equity Incentive Plan pursuant to 645,000 stock options and 664,000 RSUs but does not include any rights with respect to shares of common stock issuable under our Employee Stock Purchase Plan.

(2)	Excludes RSUs, which have no exercise price.

(3)	Includes 801,000 shares available for future issuance under our 2023 Equity Incentive Plan and 210,000 shares available for future issuance under our Employee Stock Purchase Plan.

44

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and the Company’s performance for the fiscal years listed below. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For additional information about our pay for performance compensation philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the section above titled “Executive Compensation.”

The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our other (non-PEO) NEOs along with total shareholder return, and net income (loss) performance results for our fiscal years 2025, 2024, and 2023.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)(4)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs (3)(5)	Value of Initial Fixed $100 Investment based on TSR (6)	Net Income (Loss) (Thousands) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$3,426,204	$2,255,093	$1,191,009	$869,035	$114	$(3,910)
2024	$1,384,437	$(927,657)	$958,215	$424,516	$137	$33,156
2023	$1,652,788	$6,947,121	$720,333	$2,487,538	$394	$14,557

(1)	NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Mr. Erickson	Messrs. Siu and Engineer
2024	Mr. Erickson	Messrs. Siu and Rogers
2023	Mr. Erickson	Messrs. Spink (a) and Rogers
(a)	Mr. Spink retired on August 31, 2023.

(2)

Amounts reported in column (b) represent the total compensation as reported in the Summary Compensation Table for the applicable year in the case of our PEO (for each year where he served as principal executive officer) and in column (d) represent the average of the total compensation as reported in the Summary Compensation Table for the Company’s other NEOs for the applicable year.

(3)

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” amounts in columns (c) and (e) are calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). The fair values of RSUs and stock options are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on July 28, 2025. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for performance-based RSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions.

(4)	Compensation Actually Paid to our PEO reflects the following adjustments from “Total” compensation reported in the Summary Compensation Table:

45

	2025	2024	2023
Total Reported in Summary Compensation Table (SCT)	$3,426,204	$1,384,437	$1,652,788
Less, value of Stock Awards and Options Awards reported in SCT	$(2,655,001)	$(751,870)	$(1,007,281)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$1,368,360	$604,448	$3,580,299
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	$(173,561)	$(1,949,193)	$1,448,167
Plus, FMV of Awards Granted in the applicable year and that Vested in the applicable year	$161,922	$44,625	$371,880
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested in the applicable year	$127,169	$(260,104)	$901,269
Less, Prior Year Fair Value of Prior Year awards that Failed to vest in the applicable year	$-	$-	$-
Total Adjustments	$(1,171,111)	$(2,312,094)	$5,294,333
Actual Compensation Paid	$2,255,093	$(927,657)	$6,947,121

(5)	The average Compensation Actually Paid to our non-PEO NEOs reflects the following adjustments from “Total” compensation reported in the Summary Compensation Table:

	2025	2024	2023
Total Reported in Summary Compensation Table (SCT)	$1,191,009	$958,215	$720,333
Less, value of Stock Awards and Options Awards reported in SCT	$(712,997)	$(494,418)	$(284,434)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$350,757	$163,505	$1,004,076
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	$(22,703)	$(222,069)	$515,444
Plus, FMV of Awards Granted in the applicable year and that Vested in the applicable year	$61,099	$50,924	$102,374
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested in the applicable year	$1,870	$(31,641)	$429,745
Less, Prior Year Fair Value of Prior Year awards that Failed to vest in the applicable year	$-	$-	$-
Total Adjustments	$(321,974)	$(533,699)	$1,767,205
Actual Compensation Paid	$869,035	$424,516	$2,487,538

(6)

Reflects a fixed investment of $100 in the Company on May 30, 2022 with the value measured at the end of the listed fiscal year. Historical stock performance is not necessarily indicative of future stock performance.

(7)	The amounts reported represent net income as reflected in the Company’s audited financial statements for the applicable fiscal year.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Net Income.

The following charts set forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s (i) cumulative TSR and (ii) net income over the three most recently completed fiscal years. TSR amounts reported in the first chart assume an initial fixed investment of $100.

46

The information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company may enter into transactions with certain of its directors and officers.  The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.  The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure.  Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter.  We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 28, 2025, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially Owned (1)

Beneficial Owner	Number	Percent (2)

Directors and Named Executive Officers:

Rhea J. Posedel (3)	550,965	1.8%
Gayn Erickson (4)	417,102	1.4%
Fariba Danesh (5)	19,820	*
Laura Oliphant (6)	19,073	*
Geoffrey G. Scott (7)	272,084	*
Howard T. Slayen (8)	218,397	*
Adil Engineer (9)	88,723	*
Chris P. Siu (10)	19,727	*
All Directors and Executive Officers as a group (13 persons) (11)	2,046,478	6.8%
Principal Shareholders:
The Vanguard Group (12)	2,138,760	7.1%
BlackRock, Inc. (13)	2,077,807	6.9%
Baillie Gifford & Co (14)	1,806,849	6.0%
AWM Investment Company, Inc. (15)	1,587,936	5.3%

___________________

*	Represents less than 1% of the Common Shares

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

48

(2)

Percentage ownership is based on shares of Common Stock outstanding on August 28, 2025. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 28, 2025 and shares of Common Stock subject to RSUs that are subject to vest within 60 days of August 28, 2025 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes 472,577 shares of common stock held by the Rhea J. Posedel Family Trust, 53,956 shares issuable upon the exercise of stock options exercisable within 60 days of August 28, 2025 and 3,282 RSUs vesting within 60 days of August 28, 2025.

(4)	Includes 291,088 shares of common stock held by the Gaylord and Tricia Erickson Revocable Trust DTD 1/19/2010, and 17,050 RSUs vesting within 60 days of August 28, 2025.
(5)	Includes 15,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of August 28, 2025, and 2,872 RSUs vesting within 60 days of August 28, 2025.
(6)	Includes 7,655 shares of common stock held by Laura A Oliphant TTEE Oliphant Family Living Trust U/A DTD 05/11/1999 and 2,872 RSUs vesting within 60 days of August 28, 2025.
(7)

Includes 200,686 shares of common stock held by Geoffrey Scott Living Trust and shares held by Caroline Scott Living Trust, 25,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 28, 2025, and 2,872 RSUs vesting within 60 days of August 28, 2025.

(8)	Includes 2,872 RSUs vesting within 60 days of August 28, 2025.
(9)	Includes 74,374 shares issuable upon the exercise of stock options exercisable within 60 days of August 28, 2025 and 2,687 RSUs vesting within 60 days of August 28, 2025.
(10)	Includes 4,202 shares of common stock held by the Chris P Siu & Huey-Miin Tseng JT Ten Trust, 5,200 RSUs vesting within 60 days of August 28, 2025.
(11)	Includes 318,798 shares issuable upon the exercise of stock options exercisable and 50,805 RSUs vesting within 60 days of August 28, 2025.
(12)

Based on an Amendment to Schedule 13G filed with the SEC on November 12, 2024. The Vanguard Group Inc. (“The Vanguard Group”) beneficially owns 2,138,760 shares of common stock, with sole power to vote on none of such shares, shared power to vote on 44,567 of such shares, sole power to dispose of 2,084,660 of such shares and shared power to dispose of 54,100 of such shares. The Vanguard Group has its principal business office at 100 Vanguard Blvd, Malvern, PA 19355.

(13)

Based on a Schedule 13G filed with the SEC on January 26, 2024. BlackRock Inc. (“Blackrock”) beneficially owns 2,077,807 shares of common stock, with sole power to vote on 2,044,585 of such shares, shared power to vote on none of such shares, sole power to dispose of 2,077,807 of such shares and shared power to dispose of none of such shares through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd, each individually owning less than 5% of the total outstanding shares of common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(14)

Based on a Schedule 13G filed with the SEC on November 7, 2024. Baillie Gifford & Co. beneficially owns 1,806,849 shares of common stock, with sole power to vote on 1,806,849 of such shares, shared power to vote on none of such shares, sole power to dispose of 1,806,849 of such shares and shared power to dispose of none of such shares. The Schedule 13G reports that the securities are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients. The principal business address is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, UK.

(15)

Based on a Schedule 13G filed with the SEC on May 7, 2025. AWM Investment Company, Inc., a Delaware corporation (“AWM”), is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Cayman Fund, L.P. (“SSCF”), Special Situations Technology Fund, L.P. (“TECH”) and Special Situations Technology Fund II, L.P. (“TECH II,” together with SSFQP, SSCF and TECH, the “Funds”). AWM beneficially owns 1,587,936 shares of common stock with 431,238 of such shares held directly by SSFQP, 125,152 of such shares held directly by SSCF, 173,397 of such shares held directly by TECH and 858,149 of such shares held directly by TECH II. As the investment adviser to the Funds, AWM holds sole voting and investment power over these shares. The principal business address for each of these persons is 527 Madison Avenue, Suite 2600, New York, NY 10022.

49

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations.  The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.  The Audit Committee discusses with management at each Audit Committee meeting the Company’s processes regarding cybersecurity, including any attempted breaches, and ongoing improvements to our cybersecurity defenses.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process.  The Company’s independent registered public accounting firm, BPM LLP, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America.  The Audit Committee has reviewed and discussed with management the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2025.  BPM LLP, the Company’s independent registered public accounting firm for fiscal year 2025, issued their unqualified report dated July 28, 2025 on the Company's consolidated financial statements.

The Audit Committee has also discussed with BPM LLP the matters required to be discussed by the Auditing Standards No. 1301, “Communications with Audit Committee” issued by the Public Company Accounting Oversight Board and the applicable requirements of the SEC.  The Audit Committee has also received the written disclosures and the letter from BPM LLP required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM LLP relative to its independence.  The Audit Committee has considered whether BPM LLP's provision of non-audit services is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended May 30, 2025 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE Laura Oliphant Geoffrey G. Scott Howard T. Slayen

50

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them.  Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 30, 2025.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting.  The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

GAYN ERICKSON
President and Chief Executive Officer

Dated: September 10, 2025

51

AEHR TEST SYSTEMS

VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m, Pacific Time, on October 20, 2025.

**Online**
Go to www.investorvote.com/AEHR or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money!**
**Sign up for electronic delivery at www.investorvote.com/AEHR**

Using a <u>black ink</u> pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote <u>FOR</u> all the nominees listed, <u>FOR</u> Proposals 2 – 5, and <u>1 YEAR</u> on Proposal 6.

1. Election of Directors:

01 - Rhea J. Posedel
02 - Gayn Erickson
03 - Fariba Danesh
04 - Laura Oliphant
05 - Geoffrey G. Scott
06 - Howard T. Slayen

☐ Mark here to vote <u>FOR</u> all nominees

☐ Mark here to <u>WITHHOLD</u> votes from all nominees

☐ For All <u>EXCEPT</u> - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

| 01 | 02 | 03 | 04 | 05 | 06 |
|---|---|---|---|---|---|
| ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |

| Proposal | 1 YR | 2 YRS | 3 YRS | Abstain |
|---|---|---|---|---|
| 6. Proposal to hold an advisory (non-binding) vote on the frequency of future advisory (non-binding) votes on the compensation of the Company's named executive officers | ☐ | ☐ | ☐ | ☐ |

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

046G0F

**Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders**

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — AEHR TEST SYSTEMS

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEHR TEST SYSTEMS**

The undersigned shareholder of Aehr Test Systems, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Gayn Erickson and Chris P. Siu, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 20, 2025, at 4:00 P.M., Pacific Time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.

**THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE PROPOSAL TO ELECT SIX DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OR THE ELECTION OF THEIR SUCCESSORS, (2) FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2023 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 2,500,000 SHARES OF COMMON STOCK, (3) FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 300,000 SHARES OF COMMON STOCK, (4) FOR THE PROPOSAL TO RATIFY THE SELECTION OF BPM LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 29, 2026, (5) FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, (6) FOR THE SELECTION OF "ONE YEAR" IN THE PROPOSAL TO HOLD AN ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY (NON-BINDING) VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND AS SAID PROXIES DEEM ADVISABLE TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.**

PLEASE SIGN AND DATE ON REVERSE SIDE

### C Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.